Exhibit 99.2

INNOVIVA NAMES GEOFFREY HULME AS INTERIM PRINCIPAL EXECUTIVE OFFICER

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Hulme to execute capital allocation review and cost cutting initiatives of the board;

will also oversee investigation into conduct of advisors to the board in connection with 2017 proxy contest

Brisbane, CA, May 22, 2018 —Innoviva, Inc. (NASDAQ: INVA) (“Innoviva”) today announced the appointment of Geoffrey Hulme as interim Principal Executive Officer effective May 21, 2018.  Mr. Hulme has a 25 year career in finance and investment management with a record of creating and maximizing shareholder value.

Prior to joining Innoviva, Mr. Hulme served as the owner and manager of Steel Valley Capital LLC and Steel Valley Advisors LLC, a Registered Investment Adviser.  Previously, he worked at Amici Capital, LLC, serving in various roles, including as Director of Research, a portfolio manager and a director of various funds managed by Amici.

Dr. Odysseas Kostas, Chairman of the Board of Innoviva, stated, “We are excited to welcome Geoff as we begin a new chapter.  Geoff, as an investor, brings to the role the much-needed mindset of an owner and joins us in our strong commitment to making the right capital allocation decisions and considering all avenues to maximize shareholder value.”

Mr. Hulme stated, “I look forward to working with the new board to create value for shareholders.  After the last few years, a focus on capital allocation, the cost structure and accountability is exactly what the company needs at this time.”

In addition, Innoviva’s new board plans to launch an investigation into the conduct of the advisors to the former board who enabled Innoviva in connection with the 2017 proxy contest conducted by Sarissa Capital.  Recall, the previous board breached the agreement to reconstitute the board and subsequently wasted millions of dollars of shareholder capital in an unsuccessful attempt to defend that breach.  At this year’s annual meeting, the old board was replaced in its entirety.

About Innoviva

Innoviva is focused on the management of royalty revenues from the respiratory inhalers RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA® commercialized by Glaxo Group Limited (GSK). For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events, including commercial, business and strategic plans and initiatives. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2017 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are on file with the U.S. Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Media Contact:

Sloane & Company

Dan Zacchei

212-446-1882

Dzacchei@sloanepr.com